As filed with the Securities and Exchange Commission on October 4, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GENOMIC HEALTH, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)
77-0552594
(I.R.S. Employer Identification No.)
301 Penobscot Drive
Redwood City, CA 94063
(Address of Principal Executive Offices) (Zip Code)

2005 Stock Incentive Plan
2001 Stock Incentive Plan
(Full title of the plans)

Randal W. Scott, Ph.D.
Chief Executive Officer
Genomic Health, Inc.
301 Penobscot Drive
Redwood City, CA 94063
(650) 556-9300
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Stanton D. Wong, Esq.
Pillsbury Winthrop Shaw Pittman LLP
P.O. Box 7880
San Francisco, CA 94120
(415) 983-1000

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price per	aggregate offering	Amount of
Title of securities to be registered	registered	share(1)	price	registration fee
Common Stock, $0.0001 par value per share: To be issued under the 2005 Stock Incentive Plan	5,000,000 shares	$11.82	$59,075,000	$6,953.13
Common Stock, $0.0001 par value per share: Subject to outstanding options under the 2001 Stock Incentive Plan	1,316,402 shares	$11.82	$15,553,290	$1,830.62
Total Registration Fee	—	—	—	$8,783.75

(1)	Estimated pursuant to Rules 457(h) and 457(c) of the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s common stock on the Nasdaq National Market on October 3, 2005.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1: Plan Information.*
Item 2: Registrant Information and Employee Plan Annual Information.*
*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the “Securities Act”) and the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3: Incorporation of Documents by Reference.
     The following documents, which have been previously filed by the Registrant with the U.S. Securities and Exchange Commission (the “SEC”), are hereby incorporated by reference in this Registration Statement:
(1)	The Registrant’s Prospectus dated September 28, 2005 and filed on September 29, 2005 pursuant to Rule 424(b)(4) under the Securities Act, which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.
(2)	The description of the Registrant’s capital stock contained in the Registrant’s Registration Statement on Form 8-A, filed on September 26, 2005 pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold at the time of such amendment, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Item 4: Description of Securities.
     Not applicable.
Item 5: Interests of Named Experts and Counsel.
     The validity of the shares of common stock offered hereby has been passed upon for the Registrant by Pillsbury Winthrop Shaw Pittman LLP, San Francisco, California. An entity in which attorneys and former attorneys of Pillsbury Winthrop Shaw Pittman LLP are members, and certain attorneys of Pillsbury Winthrop Shaw Pittman LLP, own beneficially an aggregate of 19,035 shares of the Registrant’s common stock.
Item 6: Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VIII of the Registrant’s Restated Certificate of Incorporation and Article 5 of the Registrant’s Bylaws provide for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.
Item 7: Exemption from Registration Claimed.
     Not applicable.
Item 8: Exhibits.

Exhibit Number	Description
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included in signature page to Registration Statement).

99.1(1)	2005 Stock Incentive Plan.

99.2(2)	2001 Stock Incentive Plan.

(1)	Incorporated by reference to Exhibit 10.3 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-126626).

(2)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-126626).
Item 9: Undertakings
     (a) The undersigned Registrant hereby undertakes:
        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act; and
             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; and
        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California on this fourth day of October, 2005.

GENOMIC HEALTH, INC.
By:	/s/ Randal W. Scott
Randal W. Scott, Ph.D.
Chief Executive Officer and Chairman

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randal W. Scott and G. Bradley Cole and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-facts and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Randal W. Scott Randal W. Scott, Ph.D.	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	October 4, 2005
/s/ G. Bradley Cole G. Bradley Cole	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 4, 2005
/s/ Kimberly J. Popovits Kimberly J. Popovits	President, Chief Operating Officer and Director	October 4, 2005
/s/ Julian C. Baker Julian C. Baker	Director	October 4, 2005
/s/ Brook H. Byers Brook H. Byers	Director	October 4, 2005
/s/ Fred E. Cohen Fred E. Cohen, M.D., Ph.D.	Director	October 4, 2005
/s/ Samuel D. Colella Samuel D. Colella	Director	October 4, 2005

/s/ Michael D. Goldberg Michael D. Goldberg	Director	October 4, 2005
/s/ Randall S. Livingston Randall S. Livingston	Director	October 4, 2005

EXHIBIT INDEX

Exhibit
Number	Description
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.2	Powers of Attorney (included in signature page to Registration Statement).

99.1(1)	2005 Stock Incentive Plan.

99.2(2)	2001 Stock Incentive Plan.

(1)	Incorporated by reference to Exhibit 10.3 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-126626).

(2)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-126626).